UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 31, 2016

Date of Report (Date of earliest event reported)

NAMI CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-187007	61-1693116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3773 Howard Hughes Parkway, Suite 500S Las Vegas, NV	89169
(Address of principal executive offices)	(Zip Code)

(702) 331-8633

Registrant’s telephone number, including area code

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On October 31, 2016, a change in control of Pack Fuerte, Inc. (the "Company") occurred by virtue of the Company's largest shareholder, Bunloet Sriphanorm, selling 60,750,000 shares of the Company’s common stock to Ong Tee Keat, an individual residing in Malaysia, which represents 60.22% of the Company’s total issued and outstanding shares of common stock. Such 60,750,000 shares sold represent all of the shares of the Company’s common stock owned by Mr. Sriphanorm.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective December 13, 2016, the Board of Directors (the “Board”) of the Company appointed Mr. Ong Tee Keat as Chairman of the Board of Directors, CEO, Secretary, and Treasurer.

Mr. Keat was a member of the Parliament of Malaysia until 2013, the Transport Minister in the Malaysian federal cabinet from 18 March 2008 to 4 June 2010 and the 8th president of the Malaysian Chinese Association (MCA). Educated at Confucian High School in Kuala Lumpur, Ong went on to the prestigious Methodist Boys' School for Form Six studies. Six years after graduating as a mechanical engineer, and while enjoying a lucrative post at an engineering firm, he quit to become political secretary to the then Housing and Local Government Minister Datuk Lee Kim Sai in 1986.

Ong won several literary awards for his works was once a columnist for Chinese daily Sin Chew Jit Poh. His articles ran from 1979 to 1986.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAMI Corp.

DATE: December 21, 2016	By:	/s/ Ong Tee Keat
	Name:	Ong Tee Keat
	Title:	CEO

3